EXHIBIT 24

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chuck Valceschini, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirement of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURE                TITLE                       DATE
      ---------                -----                       ----
/s/ MANFRED WELSER         Chairman of the Board of     November 21, 2000
    Manfred Welser         Directors

/s/ CHUCK VALCESCHINI      Chief Executive Officer,     November 21, 2000
    Chuck Valceschini      President, Chief Financial
                           Officer and Director
                           (PRINCIPAL EXECUTIVE
                           OFFICER)

/s/ HOOMAN ZADEH           Director                     November 21, 2000
    Hooman Zadeh

/s/ GEORG VON CANAL        Director                     November 21, 2000
    Georg von Canal